                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                           Arkansas Best Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                            ARKANSAS BEST CORPORATION

                                     (Logo)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD APRIL 23, 2003


TO THE STOCKHOLDERS OF ARKANSAS BEST CORPORATION:

You are cordially invited to attend the Annual Meeting of Stockholders of Arkansas Best Corporation on Wednesday, April 23, 2003 at 9:00 a.m. (CDT) at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903. In addition to this notice, enclosed are a proxy card/ballot and a proxy statement containing information about the following matters to be acted upon at the meeting.

         I. To elect one Class II director for a term to expire at the 2006 Annual Meeting of Stockholders;

         II. To ratify the appointment of Ernst & Young LLP as independent auditors for fiscal year 2003;

         III. To act upon such other matters as may properly be brought before the meeting affecting the business and affairs of the Company.


Only stockholders of record at the close of business on February 24, 2003 will be entitled to notice of and to vote at the meeting or any adjournment thereof. It is important that your shares be represented at the meeting. We look forward to the Annual Meeting of Stockholders and hope you will attend the meeting or be represented by proxy.

WE URGE YOU TO SIGN AND DATE YOUR ENCLOSED PROXY CARD/BALLOT AND PROMPTLY RETURN IT IN THE ENCLOSED PRE-ADDRESSED, POSTAGE-PAID ENVELOPE EVEN IF YOU ARE PLANNING TO ATTEND THE MEETING.

By Order of the Board of Directors, March 14, 2003.


  /s/ William A. Marquard                            /s/ Robert A. Young III

      William A. Marquard                            Robert A. Young III
     Chairman of the Board                    President-Chief Executive Officer

                ARKANSAS BEST CORPORATION, POST OFFICE BOX 10048
                         FORT SMITH, ARKANSAS 72917-0048

                            ARKANSAS BEST CORPORATION



                                 PROXY STATEMENT

This Proxy Statement is furnished to the stockholders of Arkansas Best Corporation ("ABC" or the "Company") in connection with the solicitation of proxies on behalf of the ABC Board of Directors (the "Board") to be voted at the Annual Meeting of Stockholders ("Annual Meeting") on April 23, 2003 for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement and Notice of Meeting, the related proxy card/ballot and the 2002 Annual Report to Stockholders are being mailed to stockholders beginning on or about March 14, 2003. ABC's principal place of business is 3801 Old Greenwood Road, Fort Smith, Arkansas 72903, and its telephone number is 479/785-6000.


                                   RECORD DATE

The Board has fixed the close of business on February 24, 2003 as the record date for the 2003 Annual Meeting. Only stockholders of record on that date will be entitled to vote at the meeting in person or by proxy.


                                     PROXIES

The proxy named on the enclosed proxy card/ballot was appointed by the Board to vote the shares represented by the proxy card/ballot. Upon receipt by the Company of a properly signed and dated proxy card/ballot, the shares represented thereby will be voted in accordance with the instructions on the proxy card/ballot. If a stockholder does not return a signed proxy card/ballot, his or her shares cannot be voted by proxy. Stockholders are urged to mark the ovals on the proxy card/ballot to show how their shares are to be voted. If a stockholder returns a signed proxy card/ballot without marking the ovals, the shares represented by the proxy card/ballot will be voted as recommended by the Board herein and in the proxy card/ballot. The proxy card/ballot also confers discretionary authority to the proxy to vote on any other matter not presently known to management that may properly come before the meeting. Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the same (i) upon receipt by the Company before the proxy is voted of a duly executed proxy bearing a later date, (ii) by written notice of revocation to the Secretary of the Company received before the proxy is voted or
(iii) by such person(s) voting in person at the 2003 Annual Meeting.


                                  VOTING SHARES

On the record date, there were 24,923,924 shares of common stock outstanding and entitled to vote ("Common Stock"). Each share of Common Stock is entitled to one vote. The holders in person or by proxy of a majority of the total number of the shares of Common Stock shall constitute a quorum for purposes of the 2003 Annual Meeting.

Directors are elected by a plurality of the affirmative votes cast. To approve any other matter, the vote required is the affirmative vote by the holders of a majority of the total number of shares of Common Stock present in person and entitled to vote on the matter, except as otherwise provided by law or the Company's Certificate of Incorporation. The shareholder vote is determined by counting the number of votes for or against each proposal.

In the election of directors, broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote. With respect to the ratification of the appointment of auditors, abstentions from voting will have the same effect as voting against such matter and broker non-votes, if any, will be disregarded and have no effect on the outcome of such vote.

                        PROPOSAL I. ELECTION OF DIRECTORS

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL I.

The Board is divided into three classes of directorships, with directors in each class serving staggered three-year terms. At each Annual Meeting, the terms of directors in one of the three classes expire. The Board currently consists of seven members: two in the class whose members' term will expire at the 2003 Annual Meeting, two in the class whose members' terms will expire at the 2004 Annual Meeting, and three in the class whose members' terms will expire at the 2005 Annual Meeting. Mr. Arthur J. Fritz, Jr., one of the two directors whose term expires at the 2003 Annual Meeting, has advised the Board that he does not wish to stand for reelection. Since Mr. Fritz has decided not to stand for reelection, the Board has determined to reduce the number of directors to six and to nominate only John H. Morris as a director. Accordingly, effective as of the commencement of the 2003 Annual Meeting, pursuant to the Company's Certificate of Incorporation and Bylaws, the Board has fixed the number of directorships at six. The Board intends to increase the size of the Board to seven directors prior to the 2004 Annual Meeting by appointing an additional director to the Board whose term will expire in 2006 and who the Board believes qualifies as an "Audit Committee financial expert" pursuant to the regulations adopted by the Securities and Exchange Commission and The NASDAQ Stock Market.

It is intended that the shares represented by the accompanying proxy will be voted at the 2003 Annual Meeting for the election of nominee John H. Morris as the director whose term will expire in 2006, unless the proxy specifies otherwise. The nominee has indicated his willingness to serve as a member of the Board, if elected.

If, for any reason not presently known, Mr. Morris will not be available for election at the time of the 2003 Annual Meeting, the shares represented by the accompanying proxy may be voted for the election in his stead of a substitute nominee designated by the Board or a committee thereof, unless the proxy withholds authority to vote for the nominee.

Assuming the presence of a quorum, to be elected the nominee must receive the affirmative vote of the holders of a plurality of the Common Stock present, in person or by proxy, at the 2003 Annual Meeting.


                            DIRECTORS OF THE COMPANY

The following information relates to the nominee named above and to the other persons whose terms as directors will continue after the 2003 Annual Meeting.


-------------------------------------------------------------------------------
     NAME              DATE OF BIRTH                    BUSINESS EXPERIENCE
-------------------------------------------------------------------------------

CLASS II - NOMINEE FOR ELECTION AT THE ANNUAL MEETING 2003, TERM WILL EXPIRE
2006

John H. Morris ....    01/25/44     Mr. Morris has been a Director of the
                                    Company since July 1988 and was a Director of Treadco, Inc. from June 1991 to June
                                    1999. Mr. Morris is currently affiliated with StoneCreek Capital. Mr. Morris served as a Managing Director of Kelso & Company,
                                    Inc. from March 1989 to March 1992, was a
                                    General Partner from 1987 to March 1989, and prior to 1987 was a Vice President. Prior to 1985, Mr. Morris was President of LBO
                                    Capital Corp.







                                      (2)




-------------------------------------------------------------------------------------------------------------------
     NAME                 DATE OF BIRTH                             BUSINESS EXPERIENCE
-------------------------------------------------------------------------------------------------------------------
CLASS III -- TERM EXPIRES AT THE ANNUAL MEETING 2004

Frank Edelstein ........    12/18/25           Mr. Edelstein has been a Director of the Company since November
                                               1988. Mr. Edelstein currently provides consulting services to
                                               StoneCreek Capital and Kelso & Company, Inc. Mr. Edelstein served as a Vice President of Kelso & Company, Inc. from 1986 to March 1992.
                                               Prior to 1986, he served as Chairman and President of International
                                               Central Bank & Trust Company and CPI Pension Services, Inc., as well as Senior Vice President, Financial Services Group, at Continental
                                               Insurance Corporation. He also has held positions as Corporate Vice
                                               President, Automatic Data Processing, Inc. and Executive Vice
                                               President of Olivetti Corporation of America. Mr. Edelstein also is a Director of Ceradyne, Inc. and IHOP Corp.

Robert A. Young III .....    09/23/40          Mr. Young has been a Director of the Company since 1970 and Chief
                                               Executive Officer of the Company since August 1988, President since
                                               1973 and was Chief Operating Officer from 1973 to 1988. Mr. Young was a Director of Treadco, Inc. from June 1991 to June 1999.

CLASS I -TERM EXPIRES AT THE ANNUAL MEETING 2005

William M. Legg .........    09/21/44          Mr. Legg retired from Deutsche Banc Alex.Brown ("Alex.Brown") as
                                               Managing Director and assumed the position of General Partner of
                                               Springhill Ventures on March 31, 2002. During his 31 years at
                                               Alex.Brown, he served as Head of Alex.Brown's Transportation Group and subsequently as Co-Head of Transportation and Aerospace Group at
                                               Deutsche Banc Alex.Brown and Co-Head of Alex.Brown and Sons, Inc.'s
                                               Corporate Finance Department. Mr. Legg and his group executed initial public offerings for many logistics companies including:
                                               Viking Freight, MS Carriers, Werner Enterprises, J. B. Hunt, Swift,
                                               Old Dominion, CH Robinson, and Hub Group. Mr. Legg worked on transportation mergers for Deutsche Post, PepsiCo, Union Pacific,
                                               ARA Services, Transport Development Group and Arkansas Best
                                               Corporation. Mr. Legg earned a BA from Trinity College and an MBA from Loyola College. Prior to joining Alex.Brown in 1971, he served as an officer in the United States Navy.

William A. Marquard .....    03/06/20          Mr. Marquard has been Chairman of the Board and a Director of the
                                               Company since November 1988. He served as a Director of Treadco,
                                               Inc. from June 1991 to June 1999. In April 1992, Mr. Marquard was elected as a Director of the Board of Kelso & Company, Inc. From
                                               1971 to 1983, Mr. Marquard was President and Chief Executive Officer
                                               of American Standard Inc. and from 1979 to 1985, he was Chairman of the Board of American Standard Inc. Mr. Marquard resumed his position as Chairman of the Board of American Standard Inc. in
                                               February 1989 until March 31, 1992, when he was named Chairman
                                               Emeritus. Mr. Marquard also became Chairman of the Board of ASI
                                               Holding Corporation in February 1989 until March 31, 1992, when he was named Chairman Emeritus. He is currently Director of Earle M.
                                               Jorgensen Co. and InfraReDx, Inc.

Alan J. Zakon, Ph.D......    12/26/35          Dr. Zakon has been a Director of the Company since February 1993.
                                               Dr. Zakon was a Managing Director of Bankers Trust Company through
                                               March 1995, for which he previously served as Chairman, Strategic
                                               Policy Committee from 1989 to 1990. From 1980 to 1986, Dr. Zakon was
                                               President of Boston Consulting Group before being named its Chairman in 1986, having previously served as Consultant from 1967 to 1969 and Vice President from 1969 to 1980. Dr. Zakon is currently serving as a member of the Board of Directors of several companies, including Micro-Financial, and Chairman of the Executive Committee
                                               of the Board of Scientific Games Corporation, and is a former member of the Advisory Committee to the Stanford University Graduate School
                                               of Business.

                                      (3)

                        BOARD OF DIRECTORS AND COMMITTEES

The business of the Company is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis five times a year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board met six times during 2002. During 2002, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he was a Director.

The Board has established Audit, Executive Compensation and Development, and Stock Option committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during 2002 are described below. The Board does not have a committee for nomination of directors. Independent Board members nominate candidates for director.

Audit Committee. Among the responsibilities of the Audit Committee contained in its charter, it recommends to the Board the appointment of the firm selected to be independent public accountants for the Company and monitors the performance of such firm; reviews and approves the scope of the annual audit and quarterly reviews and evaluates with the independent public accountants the Company's annual audit and annual consolidated financial statements; reviews with management, the independent auditors, and the internal auditors the status of internal accounting controls; reviews periodic reports of planned and completed internal audit activities and recommendations and management's response; and evaluates problem areas having a potential financial impact on the Company which may be brought to its attention by management, the independent public accountants or the internal auditors, or the Board. Messrs. Edelstein, Fritz, Morris, and Zakon, each an independent director, currently are members of the Audit Committee. The Audit Committee met five times during 2002, and the Chairman of the Audit Committee had four Quarterly Financial Information Review meetings.

Executive Compensation and Development Committee. The Executive Compensation and Development Committee is responsible for reviewing executive management's performance and for determining appropriate compensation. Messrs. Marquard, Morris, Zakon and Legg are members of the Executive Compensation and Development Committee. The Executive Compensation and Development Committee met twice during 2002.

Stock Option Committee. The Stock Option Committee administers the Company's 1992 Incentive Stock Option Plan, 2000 Nonqualified Stock Option Plan, and 2002 Stock Option Plan. The Stock Option Committee has the power to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option, and the time or times at which options shall be granted. Messrs. Fritz, Edelstein, Zakon and Legg are members of the Stock Option Committee. The Stock Option Committee met twice during 2002.

Director Compensation. Mr. Young, as an officer of the Company, receives no compensation for services as a Director. In 2002, the Chairman received an $80,833.40 annual retainer and other non-employee Directors received a $39,166.73 annual retainer. After joining the Board of Directors on April 24, 2002, Mr. Legg received a $26,666.72 retainer for the remainder of 2002. Each non-employee Director receives $1,500 for each Board meeting attended and for each meeting of a committee of the Board attended, if the committee meeting is not held in conjunction with a Board meeting. Directors of ABC are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board or its committees.

Directors have received stock option grants in certain years, beginning in 1992 under the 1992 Stock Option Plan. Mr. Legg received a stock option/Employer SAR (stock appreciation right) grant under the 2002 Stock Option Plan on April 24, 2002 for 7,500 shares of the Company's Common Stock at a fair market value exercise price of $23.53 per share. On each anniversary of the grant, 20% of the options vest and thereafter can be exercised through the tenth year after the grant date. Mr. Legg's grant included an Employer SAR that entitles the Stock Option Committee to determine at the time of exercise whether to allow Mr. Legg to exercise the grant as a stock option or SAR.


                                      (4)

                 PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

The following table sets forth certain information concerning beneficial ownership of the Company's Common Stock as of February 24, 2003, by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock, (ii) each director, named executive officer of the Company, and director nominee, and (iii) all directors, director nominee, and executive officers as a group.


                                                                                --------------     ----------------
                                                                                   SHARES            PERCENTAGE
                                                                                 BENEFICIALLY         OF SHARES
                                                                                    OWNED           OUTSTANDING (8)
                                                                                --------------     ----------------

(i) NAME / ADDRESS

FMR Corp. (1)..............................................................       3,706,603              14.9%
82 Devonshire Street
Boston, MA 02109

(ii)  NAME                                                POSITION

Robert A. Young III (2) (5) (7)..........   Director, President-CEO               2,171,372               8.7%
William A. Marquard (2)..................   Director                                186,548               *
John H. Morris (2)(3)....................   Director Nominee                         95,025               *
Arthur J. Fritz, Jr. (2).................   Director                                 22,500               *
Frank Edelstein (2)(4)...................   Director                                 64,823               *
Alan J. Zakon (2)........................   Director                                 50,000               *
William M. Legg (2)......................   Director                                  1,500               *
John R. Meyers (2).......................   Vice President                           25,555               *
David E. Stubblefield (2) (6) (7)........   President-CEO, ABF                      169,548               *
David Loeffler (2).......................   Vice President-CFO                       92,970               *
Jerry A. Yarbrough (2) (7)...............   Senior Vice President                   147,122               *


(III)  All Directors and Executive Officers as a Group (15 total)..........       3,183,916              12.6%

*Less than 1%

    (1) According to the most recent Schedule 13G it has provided to the Company, FMR Corp. beneficially owns 3,706,603 shares of the Company's Common Stock and has the following voting and investment powers with respect to such shares: (a) sole voting power, 694,376 shares; (b) shared voting power, not applicable; (c) sole investment power; 3,706,603 shares; (d) shared investment power, not applicable.

    (2) Includes stock option shares of Common Stock which are vested and will vest within 60 days of the record date as follows:

                                                                                 Will Vest
                                                                       Vested   in 60 Days
                                                                       ------   ----------
                                    Marquard..................         25,500        --
                                    Morris....................         15,000        --
                                    Edelstein.................         60,000        --
                                    Fritz.....................         22,500        --
                                    Zakon.....................         45,000        --
                                    Legg......................             --     1,500
                                    Young.....................         99,710        --
                                    Meyers....................          5,867        --
                                    Stubblefield..............         22,807        --
                                    Loeffler..................         31,184        --
                                    Yarbrough.................          5,155        --

    (3)  Mr. Morris indirectly owns 70,025 shares as co-trustee of the John H.
         Morris and Sharon L. Morris Family Trust and 10,000 shares as co-trustee of the Morris C.R.T. Charitable Remainder Trust.

    (4) Mr. Edelstein indirectly owns 4,823 shares as joint trustee of the Edelstein Living Trust.

                                      (5)

    (5) Mr. Young indirectly owns and retains sole voting and investment power of the 1,805,639 shares of ABC Common Stock in the R. A. Young III Investments Limited Partnership.

    (6) Mr. Stubblefield indirectly owns 51,500 shares as joint trustee of the David E. Stubblefield and Suzanne S. Stubblefield Irrevocable Trust.

    (7) Includes Arkansas Best 401(k) Savings Plan amounts invested in ABC Stock which equals the following common stock shares: Young, 923 shares; Stubblefield, 548 shares; and Yarbrough, 25,778 shares.

    (8) The numerator and denominator for percentages includes the number of beneficially owned stock options of the individual or the Director and Executive Officer Group as applicable.


                        EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth the name, date of birth, principal occupation and business experience during the last five years of each of the current executive officers of the Company and the President-CEO of its largest subsidiary, and one individual who served as President-CEO of its largest subsidiary through January 31, 2003. The executive officers serve at the pleasure of the Board. For information regarding ownership of the Common Stock by the executive officers of the Company, see "PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP." There are no family relationships among directors and executive officers of the Company or its subsidiaries.


       NAME                       DATE OF BIRTH        BUSINESS EXPERIENCE
-------------------------------- ---------------- -----------------------------
Robert A. Young III............     09/23/40      See previous description.
President-Chief
Executive Officer

Robert A. Davidson.............     12/31/47      Mr. Davidson became President and Chief Executive Officer of ABF
ABF President-                                    Freight System, Inc. ("ABF"), ABC's largest subsidiary, on
Chief Executive Officer                           February 1, 2003. Mr. Davidson had served as Vice President of
(Effective 2/01/03)                               Marketing and Pricing for ABF since August 1997. Mr. Davidson was
                                                  Vice President of Pricing for ABF from April 1983 to August 1997.

David E. Stubblefield..........     05/26/37      Mr. Stubblefield served as President and Chief Executive Officer
ABF President-                                    of ABF Freight System, Inc. ("ABF"), ABC's largest subsidiary,
Chief Executive Officer                           from January 1, 1995, until his retirement on January 31, 2003.
(Retired 1/31/03)                                 He served as a Director of ABF from 1985 until January 31, 2003.
                                                  From 1979 through 1994, Mr. Stubblefield was Senior Vice
                                                  President-Marketing of ABF.

Jerry A. Yarbrough ............     10/05/38      Mr. Yarbrough has been ABC's Senior Vice President - Corporate
Senior Vice President-                            Development since April 1998. From January 1995 through March
Corporate Development                             1998, Mr. Yarbrough was Chairman of Integrated Distribution, Inc.
                                                  and Best Logistics, Inc., which were subsidiaries of the Company.
                                                  From 1979 through 1994, Mr. Yarbrough was ABF's Senior Vice
                                                  President - Operations and President of Data-Tronics Corp., an
                                                  ABC subsidiary.

David E. Loeffler..............     08/25/46      Mr. Loeffler was appointed ABC's Vice President-Chief Financial
Vice President-                                   Officer and Treasurer in April 1997. From December 1995 to April
Chief Financial Officer                           1997, he was ABC's Vice President-Treasurer.
and Treasurer


                                      (6)




             NAME                 DATE OF BIRTH                            BUSINESS EXPERIENCE
-------------------------------  ---------------  ---------------------------------------------------------------------
Richard F. Cooper..............     12/28/51      Mr. Cooper has been ABC's Vice President-Administration since
Vice President-Administration                     1995, ABC's Vice President-Risk Management from April 1991
General Counsel and                               to 1995 and Vice President-General Counsel since 1986. Mr. Cooper
Secretary                                         has been Secretary since 1987.

J. Morton ...............           09/25/50      Mr. Morton was appointed ABC's Vice President-Tax and Chief
Vice President-Tax and                            Internal Auditor in January 2000. From May 1997 to December 1999,
Chief Internal Auditor                            Mr. Morton was Vice President-Financial Reporting. Mr. Morton
                                                  joined ABC as Assistant Treasurer in December 1996. Mr. Morton
                                                  has overseen the Company's tax reporting since 1996. From 1972 through November 1996, Mr. Morton was employed by Ernst & Young
                                                  LLP. Mr. Morton was a Partner in Ernst & Young LLP from October
                                                  1984 through November 1996. Mr. Morton is a Certified Public
                                                  Accountant. In January 2003, Mr. Morton became a member of the
                                                  Board of Directors of BEI Technologies, Inc.

Judy R. McReynolds ............     05/24/62      Ms. McReynolds was appointed Vice President-Controller of
Vice President-Controller                         ABC in January 2000. She previously served as the Controller of the Company from July 1998 until December 1999. Ms. McReynolds joined the Company as Director of Corporate Accounting in June 1997.
                                                  During the period of June 1995 through May 1997, Ms. McReynolds was employed as Director of Financial Reporting and Taxation with P.A.M.
                                                  Transportation Services, Inc. From December 1990 until June 1995, Ms.
                                                  McReynolds was a senior manager employed with Ernst & Young LLP. Ms.
                                                  McReynolds is a Certified Public Accountant.

John R. Meyers.................     12/10/47      Mr. Meyers has been Vice President of the Company since October
Vice President                                    2001. He served as Chairman and CEO of Wingfoot Commercial Tire
                                                  Systems, LLC from October 2000 to September 2001 and as President and CEO of Treadco, Inc. from October 1995 to October 2000. Mr.
                                                  Meyers was Vice President-Treasurer of Arkansas Best Corporation
                                                  from 1979 to 1995 and Treasurer of Treadco, Inc. from June 1991 to 1995.


                                      (7)

                             EXECUTIVE COMPENSATION

The following table sets forth information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers, based on salary and bonus earned during 2002.


                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM COMPENSATION
                                                                        ------------------------------
                                        ANNUAL COMPENSATION                   AWARDS          PAYOUTS
                            ------------------------------------------  -------------------  ---------
            (a)              (b)        (c)        (d)         (e)         (f)        (g)       (h)         (i)
         ---------          -----    ---------  ---------  -----------  ----------  --------   -------  ------------
           NAME                                              OTHER      RESTRICTED
            AND                                              ANNUAL       STOCK     OPTIONS/    LTIP     ALL OTHER
         PRINCIPAL                     SALARY     BONUS   COMPENSATION   AWARD(s)     SARS     PAYOUTS  COMPENSATION
         POSITION            YEAR        ($)      ($)(1)      ($)          ($)       (#)(2)      ($)       ($)(3)
         ---------           ----    ---------  ---------  -----------  ----------  --------   -------  ------------

Robert A. Young III......    2002    $ 583,933  $ 341,280          --          --        --        --      $10,810(4)
President-CEO                2001      503,600    374,678          --          --    31,554        --       10,176
                             2000      503,600  1,117,992          --          --    24,000        --       25,010


David E. Stubblefield....    2002      342,267    296,275          --          --        --        --       21,100
ABF President-CEO            2001      303,600    399,082          --          --    22,500        --       20,700
                             2000      303,600  1,112,239          --          --    18,000        --       20,700


John R. Meyers (5).......    2002      258,000     97,834          --          --        --        --       21,100
Vice President               2001       47,161     23,490          --          --     5,778        --        1,565
                             2000      254,400         --          --          --    12,000        --        4,850

Jerry A. Yarbrough.......    2002      243,600    115,466          --          --        --        --       21,100
Senior Vice President-       2001      243,600    151,032          --          --    15,778        --       20,700
Corporate Development        2000      243,600    450,660          --          --    12,000        --       20,700


David E. Loeffler........    2002      211,850    101,910          --          --        --        --        6,100
Vice President-CFO           2001      196,100    121,582          --          --    15,778        --        5,700
                             2000      196,100    362,785          --          --    12,000        --        5,700
                             ----    ---------  ---------     -------     -------   -------    ------   ----------

(1) Reflects bonus earned during the fiscal year. Bonuses are normally paid during the next fiscal year.

(2)      Options granted to acquire shares of Common Stock.

(3)      "All Other Compensation" for 2002 includes the following:


                                        Young     Stubblefield    Meyers   Yarbrough   Loeffler
                                       --------   ------------   -------   ---------   --------

401(k) Company Match ...............   $  5,500   $      5,500   $ 5,500   $   5,500   $  5,500
Voluntary Savings Plan Company Match         --         15,000    15,000      15,000         --
24-Hour Accidental Death Premiums ..        600            600       600         600        600
Split Dollar Term Life Premiums ....      4,710             --        --          --         --
                                       --------   ------------   -------   ---------   --------

Total All Other Annual Compensation    $ 10,810   $     21,100   $21,100   $  21,100   $  6,100



         Amounts attributable to the Supplemental Benefit Plans and to Deferred Salary Agreements are reported in the "RETIREMENT AND SAVINGS PLANS" section.

(4) The Company owns and pays premiums on two $1 million life insurance policies that were taken out in 1966 on Mr. Young. As owner of the policies, the Company is entitled to either the cash surrender value of each or the total of premiums paid, whichever amount is greater. The death value in excess of this amount is payable to Mr. Young's beneficiary and is not determinable at this time. For each of 2000, 2001 and 2002, the premiums on these policies were $32,438. The portion of the premiums attributable to term life insurance was $4,310 in 2000; $4,476 in 2001; and $4,710 in 2002.

(5) For Mr. Meyers, during the period of January, 1996 through October 31, 2000, his salary was paid by the Company's controlled subsidiary, Treadco, Inc.


                                      (8)

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTIONS/SAR VALUES

The following table provides information related to options exercised by the named executive officers during the 2002 fiscal year and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights for named executive officers as of December 31, 2002.

                                                             NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED OPTIONS/    IN-THE-MONEY OPTIONS/SARS
                            SHARES                       SARS AT FISCAL YEAR-END (#)      AT FISCAL YEAR-END ($)(1)
                           ACQUIRED        VALUE       --------------------------------- ----------------------------
         NAME           ON EXERCISE (#)  REALIZED ($)  EXERCISABLE       UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------- ---------------- ------------- ----------------- --------------- ------------- --------------

Robert A. Young III             6,556         102,438          88,510          44,444    $  1,500,251    $    242,755

David E. Stubblefield          21,477         387,991           4,622          32,401           6,807         220,738

Jerry A. Yarbrough             38,400         685,204           3,155          22,223           3,212         145,866

John R. Meyers                 15,700         209,218           3,467          11,823          28,567          88,963

David E. Loeffler                   0               0          25,584          22,223         416,691         145,866

(1) The closing price for the Company's Common Stock as reported by the Nasdaq Stock Market on December 31, 2002 was $25.98. Value is calculated on the basis of the difference between the option exercise price and $25.98 multiplied by the number of shares of Common Stock underlying the option.


                             STOCK OPTION/SAR GRANTS

The Company did not grant any stock options or stock appreciation rights to employees during the fiscal year ended December 31, 2002.


                REPORT ON EXECUTIVE COMPENSATION BY THE EXECUTIVE
                     COMPENSATION AND DEVELOPMENT COMMITTEE
                           AND STOCK OPTION COMMITTEE

The Company is engaged in the highly competitive and evolving freight transportation industry. To be able to continue its growth and succeed in the future, the Company believes it must be able to retain its executive management team and to attract additional qualified executives when needed.

The Board's philosophy, that compensation of the executive management team should be materially linked to both operating and stock price performance with the goal of enhancing the value of the Company, is administered by its Executive Compensation and Development Committee ("Compensation Committee") and its Stock Option Committee.

The Compensation Committee is comprised of Messrs. Marquard, Zakon, Morris, and Legg and the Stock Option Committee is comprised of Messrs. Edelstein, Fritz, Zakon, and Legg. All Committee Members are independent Directors. The Compensation Committee, at its discretion, reviews and grants all forms of executive compensation except stock options, stock appreciation rights, and performance award units. The Stock Option Committee, at its discretion, grants stock options, stock appreciation rights, and performance award units to the executive group pursuant to the Company's stock option plans and performance award program, respectively.


                                      (9)

In furtherance of the Company's philosophy, the executive management team's compensation is primarily composed of the following blend of short-term and long-term items, all designed to motivate daily, annual and multi-year executive performance that results in increased value of the Company for its stockholders:

    (i) Base Salary. The Compensation Committee reviews and sets the base salaries of the Company's executive officers, normally on an annual basis. In setting salary levels, the Compensation Committee considers a variety of subjective and objective criteria such as: variety of experience and years of service with the Company and in the transportation industry; special expertise and talents of the individual; recent and historical operating results of the Company; industry and general economic conditions which may affect the Company's performance; and the Compensation Committee members' knowledge and experience and, from time-to-time, independent consultants' analysis in determining appropriate salary levels and total compensation programs for executives.

   (ii) Executive Officer Annual Incentive Compensation Plan ("Annual Incentive Plan"). The Compensation Committee bases an Executive Officer's Final Award on Return on Capital Employed ("ROCE") for his company. The Final Award for each Executive Officer is determined by a matrix relating to a Percent of Target to ROCE achieved. The resulting percent is multiplied by the Target Incentive Salary Percent for the participant. The resulting percent is multiplied by the participant's annual salary. The Company's Annual Incentive Plan was approved by the ABC stockholders and is designed to be compliant with Internal Revenue Service Code Section 162(m).

  (iii) Stock Option/SAR Plan. The Stock Option Committee is responsible for the granting of stock options and stock appreciation rights to the executive group under the Company's stock option plans. Under current stock option agreements with the named executives, the option's exercise price is equal to the closing public trading price of the Company's Common Stock on the date of the grant. The optionee generally vests in 20% of the total granted shares on each of the five subsequent grant date anniversaries. Grants for all years provide that optionee has up to 10 years from the date of the grant to exercise part or all of their grant. The Company believes that this combination of 20% annual vesting with a 10-year exercise period blends its desire to tie the optionee's motivation under the stock option grant to both short-term and long-term performance of the Company's stock.

         Under the plans, the Stock Option Committee generally has discretion regarding size, recipients and other non-exercise-price terms and conditions of grants. Such discretion allows, but does not require, the Stock Option Committee to consider prior stock option grants to executives when considering new grants.

         Stock option grants made to the executive group have been based on the judgement of the Stock Option Committee members and on advice from time to time from independent consultants. The Company's 1992 Stock Option Plan and 2002 Stock Option Plan were approved by the shareholders and are designed to be compliant with Internal Revenue Service Code Section 162(m).

   (iv) Deferred Salary Agreements. The Company has Deferred Salary Agreements with certain Company and subsidiaries' executives. The Company believes these Deferred Salary Agreements have aided it in retaining these individuals who average over 25 years of employment with it or its subsidiaries or in the transportation industry and have acquired experience, knowledge and contacts of considerable value to it. See "RETIREMENT AND SAVINGS PLANS" section for additional information.

The Board believes that the Chief Executive Officer ("CEO") is the leader of the executive management team, and therefore the Compensation Committee and Stock Option Committee apply the same philosophy as discussed above to the CEO's compensation package.

The Board believes its philosophy has built an experienced, motivated executive management team whose compensation package and stock ownership, both personal and through stock option grants, are closely linked to the interest of the Company's stockholders. The Board's policy is to take reasonable steps to avoid having any compensation not be deductible to the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended.

                                      (10)

EXECUTIVE COMPENSATION AND
DEVELOPMENT COMMITTEE                                STOCK OPTION COMMITTEE

William A. Marquard                                  Arthur J. Fritz, Jr.
William M. Legg                                      Frank Edelstein
John H. Morris                                       William M. Legg
Alan J. Zakon                                        Alan J. Zakon

This Report will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference.


                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2002, with management of the Company.

The Audit Committee has discussed with the independent auditors, Ernst & Young LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as modified or supplemented.

The Audit Committee has received the written disclosures and the letter from the independent auditors, Ernst & Young LLP, required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented, and has discussed Ernst & Young LLP's independence with Ernst & Young LLP. In addition, the Audit Committee considered the compatibility of nonaudit services with the auditor's independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2002 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Frank Edelstein, Chairman; Arthur J. Fritz, Jr.; John H. Morris; and Alan J.
Zakon

This Report will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference.

The Board of Directors adopted a written charter for the Audit Committee on April 19, 2000. The charter was appended to the Company's 2001 Proxy Statement.


                EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

Pursuant to the terms of a Stockholders' Agreement, the Company has agreed that it will offer Mr. Young the right to include shares of the Company's Common Stock he owns in certain registration statements filed by the Company (the "Piggy-back Rights"). The Company will indemnify Mr. Young for securities law liabilities in connection with any such offering, other than liabilities resulting from information furnished in writing by Mr. Young. The Company is obligated to pay all expenses incurred in connection with the registration of shares of Company Common Stock in connection with the Piggy-back Rights, excluding underwriters' discounts and commissions.

                                      (11)

                             STOCK PERFORMANCE GRAPH

The following graph shows a comparison of five-year cumulative total return for the Company, the Russell 2000 Market Index, the NASDAQ Market Index, and an index of peer companies selected by the Company.

                                                                  FISCAL YEAR ENDING
COMPANY/INDEX/MARKET                      12/31/97    12/31/98    12/31/99   12/29/00    12/31/01    12/31/02
Arkansas Best Corp                          100.00       59.94      123.08     187.83      295.59      266.47
Customer Selected Stock List                100.00       72.17       79.77      87.94      128.16      128.98
NASDAQ Market Index                         100.00      141.04      248.76     156.35      124.64       86.94
Russell 2000 Index                          100.00       97.20      116.24     111.22      112.36       88.11

The above comparisons assume $100 was invested on January 1, 1998, in the Company's Common Stock and each of the foregoing indices and assume reinvestment of dividends. All calculations have been prepared by Media General Financial Services. The stockholder return shown on the graph above is not necessarily indicative of future performance.

The Company considers itself a transportation holding company with an emphasis on long-haul, less-than-truckload ("LTL") motor carrier of general commodities. Accordingly, the Company believes it is important that its performance be compared to that of other transportation companies with similar operations. Therefore, companies in the current peer group are as follows: Roadway Express, Inc., and Yellow Corp. of Delaware. The previous year's peer group was Roadway Express, Inc., Yellow Corp. of Delaware, and Consolidated Freightways, Inc. Consolidated Freightways, Inc. is excluded in this graph due to its filing bankruptcy and ceasing operations in September 2002.

The broad equity market index was changed from the NASDAQ Market Index to the Russell 2000 Index in this graph due to the Company's belief that the Russell 2000 Index better represents companies that are similar to Arkansas Best Corporation.


                                      (12)

                          RETIREMENT AND SAVINGS PLANS

Non-union employees of the Company and ABF who fulfill a minimum age and service requirement are eligible to participate in either the Company's Retirement Plan or ABF's Retirement Plan, as applicable, which generally provide fixed benefits payable in a lump-sum form upon retirement at age 65. Benefits also may be paid in the form of an annuity at the participant's election. Credited years of service for each of the individuals named in the EXECUTIVE COMPENSATION - SUMMARY COMPENSATION TABLE ("Executive Compensation Table") are: Robert A. Young III, 38 years; David E. Stubblefield, 43 years; Jerry A. Yarbrough, 35 years; John R. Meyers, 29 years; and David E. Loeffler, 7 years. Benefits are based upon a participant's years of service and average total monthly earnings (exclusive of extraordinary remuneration and expense allowances and subject to the annual Code limitation after December 31, 2001 of $200,000 as adjusted to reflect cost of living increases) during any sixty (60) consecutive calendar months during the participant's employment since 1980 which will give the participant the highest average monthly earnings ("Retirement Plan Compensation"). Benefits also are subject to certain other limitations in the Code.

The following table illustrates the total estimated annual benefits payable from the Retirement Plans and the Company's and ABF's Supplemental Benefit Plans (see below) upon retirement at age 65, in the form of a single life annuity, to persons in the specified compensation and years-of-service classifications. The benefits listed in the table are not subject to any deduction for Social Security or other offset amounts.

  60-MONTH
AVERAGE ANNUAL                                            YEARS OF SERVICE
 COMPENSATION      5           10           15           20           25           30           35           40           45
-------------------------------------------------------------------------------------------------------------------------------
$  300,000   $   29,760   $   59,520   $   89,280   $  119,040   $  148,800   $  178,560   $  208,320   $  238,080   $  267,840
   350,000       34,760       69,520      104,280      139,040      173,800      208,560      243,320      278,080      312,840
   400,000       39,760       79,520      119,280      159,040      198,800      238,560      278,320      318,080      357,840
   450,000       44,760       89,520      134,280      179,040      223,800      268,560      313,320      358,080      402,840
   500,000       49,760       99,520      149,280      199,040      248,800      298,560      348,320      398,080      447,840
   550,000       54,760      109,520      164,280      219,040      273,800      328,560      383,320      438,080      492,840
   600,000       59,760      119,520      179,280      239,040      298,800      358,560      418,320      478,080      537,840
   650,000       64,760      129,520      194,280      259,040      323,800      388,560      453,320      518,080      582,840
   700,000       69,760      139,520      209,280      279,040      348,800      418,560      488,320      558,080      627,840
   750,000       74,760      149,520      224,280      299,040      373,800      448,560      523,320      598,080      672,840
   800,000       79,760      159,520      239,280      319,040      398,800      478,560      558,320      638,080      717,840
   900,000       89,760      179,520      269,280      359,040      448,800      538,560      628,320      718,080      807,840
 1,000,000       99,760      199,520      299,280      399,040      498,800      598,560      698,320      798,080      897,840
 1,100,000      109,760      219,520      329,280      439,040      548,800      658,560      768,320      878,080      987,840
 1,200,000      119,760      239,520      359,280      479,040      598,800      718,560      838,320      958,080    1,077,840
 1,300,000      129,760      259,520      389,280      519,040      648,800      778,560      908,320    1,038,080    1,167,840
 1,400,000      139,760      279,520      419,280      559,040      698,800      838,560      978,320    1,118,080    1,257,840
-------------------------------------------------------------------------------------------------------------------------------

In December 1987, the Company also established the Arkansas Best Corporation Supplemental Benefit Plan and ABF established the ABF Freight System, Inc. Supplemental Benefit Plan. Both Supplemental Benefit Plans are designed to supplement benefits under the defined benefit Retirement Plans. The Code places limits on the amount of income participants may receive under the Retirement Plans. In order to compensate for those limitations and for reductions in the rate of benefit accruals from the 1985 formula under the Retirement Plans, the Supplemental Benefit Plans will pay sums in addition to amounts payable under the Retirement Plans to eligible participants. Participation in the Supplemental Benefit Plans is generally limited to employees of the Company or ABF who are at or above the rank of vice president and are designated as participants in a Supplemental Benefit Plan by the Company's Board. The amount due to each participant in the Supplemental Benefit Plans is the actuarial equivalent of the excess of (1) the payment due under the Retirement Plans as in effect on January 1, 1985 as amended, but without regard to any amendments that decrease the rate of benefit accruals and without regard to any Code limitations, or the current Retirement Plans without regard to any Code limitations if more; over (2) the actual benefit received from the Retirement Plans. This payment will be made in a lump sum or in annual installments over



                                      (13)
a period of not more than 15 years at the participant's election. Amounts attributable to the Supplemental Benefit Plans are included in the pension table set forth above. The Supplemental Benefit Plans take into account all Retirement Plan Compensation without regard to Code limitations ("Covered Compensation"). Covered compensation for the named executives equals: Mr. Young, $1,117,631; Mr. Stubblefield, $905,247; Mr. Yarbrough, $452,789; Mr. Loeffler, $403,271 and Mr. Meyers, $329,684.

The Company has Deferred Salary Agreements with certain management employees of the Company and its subsidiaries, including the named executives, due to their tenure, experience, knowledge and contacts which are of considerable value to the Company. The amount of the deferred salary is equal to 35% of the individual's final monthly base salary times 120 monthly payments commencing at age 65 retirement, death or disability, provided this amount is subject to reduction based on the age and other circumstances resulting in the individual's termination of employment. The projected annual compensation from this plan based on current base salary plus 20% is Mr. Stubblefield, $122,501; Mr. Young, $252,000; Mr. Yarbrough, $102,312; Mr. Loeffler, $90,300; and Mr. Meyers, $108,360. No increase was included for Mr. Stubblefield due to his retirement on January 31, 2003.


             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                         CHANGE IN CONTROL ARRANGEMENTS

The Company does not have any Employment Contracts with the Chief Executive Officer or any of the named executive officers.

The Company's Stock Option Agreements provide that in the event of a Change in Control of the Company, as defined in the Agreement, all non-vested options immediately vest. See "REPORT ON EXECUTIVE COMPENSATION BY THE EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE AND STOCK OPTION COMMITTEE" section for additional general information about the Stock Option Plan.

The Company's Supplemental Benefit Plans provide that in the event of a Change in Control of the Company, as defined in the Plan, accrued benefits will be distributed and paid in the form of a lump sum as soon as administratively feasible. See "RETIREMENT AND SAVINGS PLANS" section for additional general information about the Supplemental Benefit Plans.

The Company has a Voluntary Savings Plan ("VSP") with certain management employees of the Company and its subsidiaries, including the named executives. The VSP is a nonqualified plan created to offset the IRS Code limitations on their contributions as highly compensated employees to the Company's 401(k) Savings Plan. The VSP allows eligible executives to annually defer 1% to 75% of each of their base salary and incentive compensation. The Company will match 15% of the employees' VSP contributions, up to an annual maximum of $15,000. The VSP provides that in the event of a Change in Control of the Company, as defined in the VSP, all contributions, Company match and earnings on each will be distributed as a lump sum as soon as administratively possible.

The Deferred Salary Agreement provides that in the event of a Change in Control of the Company, as defined in the Agreement, all benefits immediately vest, and if the individual's employment terminates within three years after the Change in Control event occurs, then the individual may elect to receive his benefit in a lump sum payable within thirty days. The amounts payable under the Deferred Salary Agreements are subject to forfeiture under certain circumstances. See "RETIREMENT AND SAVINGS PLANS" section for additional general information about Deferred Salary Agreements.

The Annual Incentive Compensation Plan provides that in the event of a Change in Control of the Company, each participant shall receive a pro rata payment of the greater of his or her Target Incentive Award or Final Award for the Plan Year during which the Change of Control occurs. See "REPORT ON EXECUTIVE COMPENSATION BY THE EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE AND STOCK OPTION COMMITTEE" for additional information on the Annual Incentive Compensation Plan.



                                      (14)

The Company has agreed to provide a Post-Employment Medical Plan that covers otherwise unreimbursed medical expenses to certain employees of the Company and its subsidiaries who meet certain age and years-of-service requirements, including the individuals named in the Executive Compensation Table. These benefits are presently covered by an insured program and commence at retirement. If the employee leaves the company with at least 10 years of service and is between ages 55 and 60, the employee pays the Company at the then current COBRA rates which are offset against the full premium paid by the Company. The Company pays the full amount for insurance premiums from age 60 until age 65 and covers premiums for Medipak, prescription drug, and dental after reaching 65 for the life of the employee (and spouse or other eligible dependents).


                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

STOCKHOLDERS' AGREEMENT. Pursuant to the terms of a Stockholders' Agreement, the Company has agreed that it will offer Robert A. Young III the right to include shares of the Company's Common Stock he owns in certain registration statements filed by the Company (the "Piggy-back Rights").

The Company will indemnify Mr. Young for securities law liabilities in connection with any such offering, other than liabilities resulting from information furnished in writing by Mr. Young. The Company is obligated to pay all expenses incurred in connection with the registration of shares of Company Common Stock in connection with the Piggy-back Rights, excluding underwriters' discounts and commissions.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company's executive officers, directors, and persons who own more than 10% of a registered class of the Company's equity securities are required to file, under the Securities Exchange Act of 1934, reports of ownership and changes of ownership with the Securities and Exchange Commission.

Based solely on information provided to the Company, the Company believes that during the preceding year its executive officers, directors, and 10% stockholders have complied with all applicable filing requirements. However, Director Arthur J. Fritz, Jr. filed a late Form 4 on May 7, 2002, reporting two purchases of Arkansas Best Corporation Common Stock transacted on September 24, 1998. Mr. Fritz is retiring from the Board effective April 23, 2003.


                   PROPOSAL II. RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL II.

The firm of Ernst & Young LLP served as independent auditors for the Company for the fiscal year ended December 31, 2002. Pursuant to the recommendation of the Audit Committee, the Board has appointed that firm to continue in that capacity for the fiscal year 2003, and recommends that a resolution be presented to stockholders at the 2003 Annual Meeting to ratify that appointment.

In the event the stockholders fail to ratify the appointment of Ernst & Young LLP, the Board will appoint other independent public accountants as auditors. Representatives of Ernst & Young LLP will attend the 2003 Annual Meeting. They will have the opportunity to make a statement and respond to appropriate questions from stockholders.


                                      (15)

                          OTHER AUDITOR RELATED MATTERS

During 2002, the Company retained its independent auditors, Ernst & Young LLP, to provide services in the following categories and amounts:


               Annual Audit Fees ...........................          $361,580
               Financial Information Systems Design
                  and Implementation Fees ..................                 0
               All Other Fees
                   Audit-related services ..................           116,064
                   Tax services ............................           149,490

The Audit Committee has considered the compatibility of nonaudit services with maintaining the auditor's independence.

                                  OTHER MATTERS

The Board does not know of any matters that will be presented for action at the 2003 Annual Meeting other than those described above and matters incident to the conduct of the meeting. If, however, any other matters not presently known to management should come before the 2003 Annual Meeting, it is intended that the shares represented by the accompanying proxy will be voted on such matters in accordance with the discretion of the holders of such proxy.


                              COST OF SOLICITATION

Proxies may be solicited by directors, officers, or regular employees of the Company in person, by telephone, telegram, or other means. The cost of preparing, assembling, and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held by record by such persons will be borne by the Company.


                  STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Pursuant to Securities and Exchange Commission Rule 14a-8, stockholder proposals submitted for next year's proxy statement must be received by the Company no later than the close of business on November 14, 2003 to be considered. Proposals should be addressed to Richard F. Cooper, Secretary, Arkansas Best Corporation, 3801 Old Greenwood Road, Fort Smith, AR 72903. In order to prevent controversy about the date of receipt of a proposal, the Company strongly recommends that any stockholder wishing to present a proposal submit the proposal by certified mail, return receipt requested.

Any stockholder, entitled to vote at the 2004 Annual Meeting and intending to nominate candidate(s) for director at the 2004 Annual Meeting, or to introduce any other matter (aside from a stockholder proposal under SEC Rule 14a-8), must submit a written notice to the Corporation. Such notice must be received by the Secretary of the Corporation at the address above not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's Annual Meeting. Such notices nominating candidates for director must include (1) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (2) as to the stockholder giving the notice (a) the name and address of the beneficial owner, if any, on whose behalf the notice is given, (b) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder of record and the beneficial owner, if any, on whose behalf the notice is given, and (c) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the notice is given. Such notices introducing other matters must set forth as to each matter the stockholder proposes to bring before the




                                      (16)

Annual Meeting: (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made, and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made.


                                     GENERAL

Upon written request, the Company will provide stockholders with a copy of its Annual Report on Form 10-K to the Securities and Exchange Commission (including financial statements and schedules thereto) for the fiscal year ended December 31, 2002, without charge. Direct written requests to: David Humphrey, Director - Investor Relations, Arkansas Best Corporation, 3801 Old Greenwood Road, Fort Smith, AR 72903.

In some cases, where there are multiple stockholders at one address, only one annual report and proxy statement will be delivered, a procedure referred to as "householding." Each stockholder will continue to receive a separate proxy card.

Stockholders who hold positions in street name through a broker or other nominee should either call ADP Investor Communication Services at 800-542-1061 or contact their broker or nominee if they have questions, require additional copies of the proxy statement or annual report, or wish either to give instructions to household or to revoke their decision to household.

Registered shareholders who own stock in their own name through certificate and have questions about householding, can contact the Company's stock transfer agent, LaSalle Bank National Association, by phone at 800-246-5761 or by Internet www.lasallebank.com.

PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD/BALLOT PROMPTLY

                                               /s/ Richard F. Cooper

Fort Smith, Arkansas                               RICHARD F. COOPER
Date:  March 14, 2003                                  Secretary



                                      (17)

                            ARKANSAS BEST CORPORATION
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

[                                                                                                                                  ]


                                   FOR     WITHHELD                                                  FOR    AGAINST    ABSTAIN
I.   ELECTION OF DIRECTOR:                            II. To ratify the appointment of
     Nominee:                                             Ernst & Young LLP as the Company's
     01 - John H. Morris           [ ]       [ ]          independent certified public accountants.  [ ]      [ ]        [ ]



                                                              PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS
                                                              SHOULD EACH SIGN. WHERE APPLICABLE, INDICATE OFFICIAL
                                                              POSITION OR REPRESENTATIVE CAPACITY.
                                                              DATE:
                                                                   -------------------------------------------------------

                                                              ------------------------------------------------------------
                                                              SIGNATURE

                                                              ------------------------------------------------------------
                                                              SIGNATURE



       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSALS.
                                                 ---


                            o FOLD AND DETACH HERE o



                             YOUR VOTE IS IMPORTANT!




        PLEASE MARK, SIGN, DATE AND MAIL THE ABOVE PROXY CARD PROMPTLY,
                          USING THE ENCLOSED ENVELOPE.

PROXY/BALLOT                                                       PROXY/BALLOT
                            ARKANSAS BEST CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS -- APRIL 23, 2003

Richard F. Cooper, with the power of substitution and revocation, is hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Arkansas Best Corporation to be held at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903, at 9:00 a.m. CDT on Wednesday, April 23, 2003, and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting.

  THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEE NAMED AND FOR THE OTHER PROPOSAL SPECIFIED
                                    HEREIN.

               * * CONTINUED AND TO BE SIGNED ON REVERSE SIDE * *